Exhibit 99.1

The Home Depot Announces Second Quarter Results

ATLANTA, August 17, 2021 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $41.1 billion for the second quarter of fiscal 2021, an increase of $3.1 billion, or 8.1 percent from the second quarter of fiscal 2020. Comparable sales for the second quarter of fiscal 2021 increased 4.5 percent, and comparable sales in the U.S. increased 3.4 percent.

Net earnings for the second quarter of fiscal 2021 were $4.8 billion, or $4.53 per diluted share, compared with net earnings of $4.3 billion, or $4.02 per diluted share, in the same period of fiscal 2020. For the second quarter of fiscal 2021, diluted earnings per share increased 12.7 percent from the same period in the prior year.

“I am very proud of our associates, who continue to demonstrate a relentless focus on serving our customers,” said Craig Menear, chairman and CEO. “As a result of their efforts, we achieved a milestone of over $40 billion in quarterly sales for the first time in Company history. I would like to extend my sincere appreciation to our team, as well as our supplier and supply chain partners, as they continue to operate in this dynamic and challenging environment”

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at ir.homedepot.com/events-and-presentations.

At the end of the first quarter, the Company operated a total of 2,298 Home Depot retail stores in all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs approximately 500,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the impact of the COVID-19 pandemic and the related recovery on our business, operations and financial results (which, among other things, may affect many of the items listed below); the demand for our products and services; net sales growth; comparable sales; effects of competition; our brand and reputation; implementation of store, interconnected retail, supply chain and technology initiatives; inventory and in-stock positions; state of the economy; state of the housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; impact of tariffs; issues related to the payment methods we accept; demand for credit offerings; management of relationships with our associates, suppliers and service providers; international trade disputes, natural disasters, public health issues (including pandemics and quarantines, related shut-downs and other governmental orders, and similar restrictions, as well as subsequent re-openings), and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products or services; continuation or suspension of share repurchases; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation, including compliance with related settlements; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of regulatory changes, including changes to tax laws and regulations; store openings and closures; guidance for fiscal 2021 and beyond; financial outlook; and the impact of acquired companies, including HD Supply Holdings, Inc., on our organization and the ability to recognize the anticipated benefits of those acquisitions. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control, dependent on the actions of third parties, or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include, but are not limited to, those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 31, 2021 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission and in our other public statements.

For more information, contact:
Financial Community	News Media
Isabel Janci	Sara Gorman
Vice President of Investor Relations and Treasurer	Senior Director of Corporate Communications
770-384-2666	770-384-2852
isabel_janci@homedepot.com	sara_gorman@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Six Months Ended
in millions, except per share data	August 1, 2021	August 2, 2020	% Change	August 1, 2021	August 2, 2020	% Change
Net sales	$41,118	$38,053	8.1%	$78,618	$66,313	18.6%
Cost of sales	27,453	25,112	9.3	52,211	43,747	19.3
Gross profit	13,665	12,941	5.6	26,407	22,566	17.0
Operating expenses:
Selling, general and administrative	6,433	6,355	1.2	12,807	12,184	5.1
Depreciation and amortization	593	519	14.3	1,180	1,039	13.6
Total operating expenses	7,026	6,874	2.2	13,987	13,223	5.8
Operating income	6,639	6,067	9.4	12,420	9,343	32.9
Interest and other (income) expense:
Interest and investment income	(5)	(9)	(44.4)	(11)	(26)	(57.7)
Interest expense	326	346	(5.8)	665	670	(0.7)
Interest and other, net	321	337	(4.7)	654	644	1.6
Earnings before provision for income taxes	6,318	5,730	10.3	11,766	8,699	35.3
Provision for income taxes	1,511	1,398	8.1	2,814	2,122	32.6
Net earnings	$4,807	$4,332	11.0%	$8,952	$6,577	36.1%

Basic weighted average common shares	1,058	1,073	(1.4)%	1,064	1,073	(0.8)%
Basic earnings per share	$4.54	$4.04	12.4	$8.41	$6.13	37.2

Diluted weighted average common shares	1,062	1,077	(1.4)%	1,068	1,077	(0.8)%
Diluted earnings per share	$4.53	$4.02	12.7	$8.38	$6.11	37.2

	Three Months Ended			Six Months Ended
Selected Sales Data (1)	August 1, 2021	August 2, 2020	% Change	August 1, 2021	August 2, 2020	% Change
Customer transactions (in millions)	481.7	511.5	(5.8)%	928.9	886.3	4.8%
Average ticket	$82.48	$74.12	11.3	$82.43	$74.37	10.8
Sales per retail square foot	$663.05	$629.38	5.3	$634.30	$547.94	15.8
 —————
(1)Selected Sales Data does not include results for the legacy Interline Brands business or results for HD Supply Holdings, Inc.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	August 1, 2021	August 2, 2020	January 31, 2021
Assets
Current assets:
Cash and cash equivalents	$4,566	$14,139	$7,895
Receivables, net	3,322	2,562	2,992
Merchandise inventories	18,909	13,498	16,627
Other current assets	1,465	1,162	963
Total current assets	28,262	31,361	28,477
Net property and equipment	24,750	23,387	24,705
Operating lease right-of-use assets	5,960	5,436	5,962
Goodwill	7,454	2,233	7,126
Other assets	4,343	932	4,311
Total assets	$70,769	$63,349	$70,581

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$12,817	$11,691	$11,606
Accrued salaries and related expenses	2,329	2,402	2,463
Current installments of long-term debt	2,428	2,476	1,416
Current operating lease liabilities	814	831	828
Other current liabilities	8,278	6,799	6,853
Total current liabilities	26,666	24,199	23,166
Long-term debt, excluding current installments	33,746	32,370	35,822
Long-term operating lease liabilities	5,360	4,895	5,356
Other long-term liabilities	2,928	2,299	2,938
Total liabilities	68,700	63,763	67,282
Total stockholders’ equity (deficit)	2,069	(414)	3,299
Total liabilities and stockholders’ equity	$70,769	$63,349	$70,581

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
in millions	August 1, 2021	August 2, 2020
Cash Flows from Operating Activities:
Net earnings	$8,952	$6,577
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	1,414	1,222
Stock-based compensation expense	226	155
Changes in working capital	(603)	6,834
Changes in deferred income taxes	(116)	13
Other operating activities	74	28
Net cash provided by operating activities	9,947	14,829

Cash Flows from Investing Activities:
Capital expenditures	(1,042)	(1,032)
Payments for businesses acquired, net	(416)	—
Other investing activities	—	12
Net cash used in investing activities	(1,458)	(1,020)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	—	(974)
Proceeds from long-term debt, net of discounts and premiums	—	4,960
Repayments of long-term debt	(1,434)	(1,806)
Repurchases of common stock	(6,905)	(791)
Proceeds from sales of common stock	167	164
Cash dividends	(3,526)	(3,223)
Other financing activities	(136)	(127)
Net cash used in financing activities	(11,834)	(1,797)
Change in cash and cash equivalents	(3,345)	12,012
Effect of exchange rate changes on cash and cash equivalents	16	(6)
Cash and cash equivalents at beginning of period	7,895	2,133
Cash and cash equivalents at end of period	$4,566	$14,139